Exhibit 99.1

Cimarex Reports Fourth-Quarter and Full-Year 2014 Results

- Proved Reserves up 25 percent to 3.1 Tcfe

- Record quarterly production of 950 MMcfe per day

- Five New Wolfcamp D Long Laterals average 2,236 BOE/day

- Meramec tests average 10.2 MMcfe/day

DENVER, Feb. 17, 2015 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported fourth quarter 2014 net income of $75.8 million, or $0.86 per diluted share. Adjusted fourth quarter net income was $76.4 million, or $0.87 per diluted share, compared to fourth-quarter 2013 adjusted net income of $117.6 million, or $1.35 per diluted share(1). For the year, net income totaled $507.2 million, or $5.78 per diluted share. Adjusted net income for the full year was $5.76 per share(1). Adjusted cash flow from operations grew 18 percent in 2014 to $1.63 billion(1). Strong growth in production resulted in record revenues of $2.4 billion in 2014, up 21 percent from 2013.

Total company production volumes reached a record 949.5 million cubic feet equivalent (MMcfe) per day in the fourth quarter, up 35 percent from a year ago. Despite weather and pipeline disruptions that impacted Permian operations early in the quarter, Permian oil production increased 12 percent sequentially and averaged 38,246 barrels per day in the fourth quarter. For the full year, daily production volumes averaged a record 869 MMcfe per day, up 25 percent over 2013 average daily output of 693 MMcfe per day.

In 2014 Cimarex invested $2.2 billion including exploration and development expenditures of $1.9 billion and property acquisitions of $250 million. These investments were largely funded with cash flow and the proceeds from property sales.

Proved reserves at December 31, 2014 were 3.1 trillion cubic feet equivalent (Tcfe), up 25 percent year over year. Reserves added from extensions and discoveries totaled 814 billion cubic feet equivalent (Bcfe) and when combined with upward revisions of 105 Bcfe, replaced 290 percent of production. Proved reserves are 77 percent proved developed. (See table of Proved Reserves below.)

Sharp declines in oil prices impacted the company's financial results for both the fourth quarter and full year. Realized oil prices averaged $64.94 per barrel in the fourth quarter and $83.70 for the full year, down 30 and 10 percent versus the respective periods a year ago. In the fourth quarter, natural gas prices averaged $3.95 per Mcf and NGL prices averaged $25.32 per barrel compared to $3.85 and $31.68, respectively, in the fourth quarter of 2013. (See table of Price and Production Data below.)

Total debt at December 31, 2014, consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and had a cash balance of $406 million. Debt was 25 percent of total capitalization(2).

Operations Update

During 2014, Cimarex participated in the drilling and completion of 312 gross (175 net) wells, 185 of which we operated. Total exploration and development investment was $1.88 billion. Of the total, 73 percent was invested in Permian projects and 25 percent in the Mid-Continent.

At year-end, 54 gross (32 net) wells were drilled and awaiting completion — 39 gross (27 net) in the Permian and 15 gross (5 net) in the Mid-Continent.

WELLS DRILLED AND COMPLETED BY REGION

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Gross wells
Permian Basin	54	43	171	175
Mid-Continent	33	29	139	183
Other	-	2	2	7
	87	74	312	365
Net wells
Permian Basin	39	28	117	115
Mid-Continent	14	9	57	65
Other	-	1	1	5
	53	38	175	185
% Gross wells completed as producers	100%	99%	99%	99%

Permian Basin
Production from the Permian Basin averaged 446.4 MMcfe per day in the fourth quarter, a 34 percent increase over fourth-quarter 2013 and 9 percent sequentially. Quarterly oil volumes increased 29 percent year-over-year to 38,246 barrels per day and accounted for 51 percent of the region's total production for the quarter.

Cimarex drilled and completed 54 gross (39 net) Permian Basin wells during the fourth quarter, bringing the total for 2014 to 171 gross (117 net) wells.

Cimarex participated in the drilling and completion of 48 gross (27 net) New Mexico Bone Spring wells during 2014. Average 30-day gross peak production from the Cimarex-operated wells was 930 barrels of oil equivalent (BOE) per day (79 percent oil). Ward County, Texas Third Bone Spring drilling totaled 13 gross (seven net) wells with average 30-day gross peak production rates of approximately 937 BOE per day (79 percent oil) from Cimarex-operated wells. Culberson County Bone Spring wells totaled 16 gross (nine net) with average 30-day gross peak production rates of approximately 1,065 BOE per day (64 percent oil) from Cimarex-operated wells. Cimarex also drilled and completed 14 gross (14 net) horizontal Avalon shale wells in 2014. The Cimarex-operated Avalon wells had an average 30-day gross production rate per well of approximately 797 BOE per day (67 percent oil).

Of note, Cimarex recently completed several long lateral Wolfcamp wells in the Delaware Basin, including five 10,000-foot Wolfcamp D wells in Culberson County, Texas. These wells had an average 30-day gross peak production rate of 2,236 BOE per day (26 percent oil, 45 percent gas, 29 percent NGL). Cimarex also completed its first Wolfcamp A long lateral in Culberson County. The Gato de Sol 34 Unit #1H was completed on a 7,500-foot lateral with a 30-stage completion and had an average 30-day peak production rate 1,491 BOE per day (50 percent oil, 30 percent gas, 20 percent NGL).

Mid-Continent
The majority of Mid-Continent activity was in the Cana-Woodford shale play in western Oklahoma, where Cimarex drilled and completed 94 gross (42 net) wells in 2014. Fourth-quarter 2014 net production from Cana-Woodford averaged 384.3 MMcfe per day and was 40 percent of Cimarex's total company production. Total Mid-Continent production averaged 488.0 MMcfe per day for the fourth quarter of 2014 and 451.2 MMcfe per day for the full year. At year-end, 15 gross (5 net) wells were awaiting completion, including 10 gross (4 net) Cana-Woodford wells.

Cimarex also tested a new zone in the Mid-Continent in 2014. Called the Meramec, it sits above the Woodford Shale and is up to 550 feet thick. Cimarex drilled seven wells in 2014 over a broad swath of its acreage. All the Meramec wells were drilled using 5,000-foot laterals and 20 stage completions. The first six wells had an average 30-day peak production rate of 10.2 MMcfe per day. Oil comprised between 20-55 percent of the total production stream. Natural gas averaged 44 percent and NGL averaged 39 percent. The seventh well is currently flowing back. Cimarex has approximately 115,000 net acres that are prospective for the Meramec.

Production by Region
Cimarex's average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Permian Basin
Gas (MMcf)	142.2	106.2	123.8	97.0
Oil (Bbls)	38,246	29,651	34,390	29,421
NGL (Bbls)	12,444	8,001	11,471	7,734
Total Equivalent (MMcfe)	446.4	332.1	399.0	320.0

Mid-Continent
Gas (MMcf)	314.5	231.3	292.4	232.3
Oil (Bbls)	7,889	5,956	7,348	5,947
NGL (Bbls)	21,044	12,745	19,122	13,032
Total Equivalent (MMcfe)	488.0	343.5	451.2	346.1

Total Company
Gas (MMcf)	464.6	351.5	425.0	343.1
Oil (Bbls)	46,990	37,237	42,846	36,659
NGL (Bbls)	33,830	21,663	31,078	21,578
Total Equivalent (MMcfe)	949.5	704.9	868.6	692.6

AVERAGE REALIZED PRICE BY REGION *

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Permian Basin
Gas ($ per Mcf)	3.96	4.11	4.48	3.91
Oil ($ per Bbl)	64.38	92.00	82.44	93.02
NGL ($ per Bbl)	22.23	27.13	30.04	26.13

Mid-Continent
Gas ($ per Mcf)	3.94	3.73	4.42	3.70
Oil ($ per Bbl)	66.91	93.23	88.23	93.48
NGL ($ per Bbl)	27.18	34.55	35.03	31.25

Total Company
Gas ($ per Mcf)	3.95	3.85	4.43	3.76
Oil ($ per Bbl)	64.94	92.34	83.70	93.44
NGL ($ per Bbl)	25.32	31.68	33.14	29.36

*

Prior to 2014, our average realized prices for gas and NGLs were net of certain processing fees.  Beginning in 2014, these fees are no longer included in realized prices.  The resulting positive impact on gas prices for the total company for the three and twelve months ended December 31, 2014 was $0.06 per Mcf and $0.07 per Mcf, respectively.  The positive impact on NGL prices for the total company was $3.36 per Bbl and $3.54 per Bbl for the three and twelve months ended December 31, 2014, respectively.

Conference call and webcast
Cimarex will host a conference call tomorrow, February 18 at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To participate in the live, interactive call, please dial 866-367-3053 five minutes before the scheduled start time (international callers dial 1-412-902-4216). A replay will be available for one week following the call by dialing 877-344-7529 (international callers dial 1-412-317-0088); conference I.D. 10059816. The replay will also be available on the company's website or via the Cimarex App.

Investor Presentation
For more details on Cimarex's 2014 results, please refer to the company's investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the SEC, for a list of certain risk factors that may affect these forward-looking statements.

Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including, among other things: oil, NGL and natural gas price volatility; the ability to complete property sales or other transactions; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing; higher than expected costs and expenses, including the availability and cost of services and materials; unexpected future capital expenditures; economic and competitive conditions; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; declines in the values of our oil and gas properties resulting in impairments; changes in estimates of proved reserves; compliance with environmental and other regulations; derivative and hedging activities; risks associated with operating in one major geographic area; the success of the company's risk management activities; title to properties; litigation; environmental liabilities; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

(1)	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for a reconciliation of the related amounts.
(2)	Reconciliation of debt to total capitalization, which is a non-GAAP measure, is: long-term debt of $1.5 billion divided by long-term debt of $1.5 billion plus stockholders' equity of $4.5 billion.

RECONCILIATION OF ADJUSTED NET INCOME

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands, net of tax, except per share data)

Net income	$75,792	$206,827	$507,204	$564,689
Increase (decrease) in litigation expense	—	(90,264)	—	(90,264)
Mark-to-market (gain) loss on open derivative positions	587	1,065	2,440	(2,452)
Gain on sale of midstream assets	—	—	(4,276)	(2,708)
Adjusted net income	$76,379	$117,628	$505,368	$469,265
Diluted earnings per share *	$0.86	$2.37	$5.78	$6.47
Adjusted diluted earnings per share *	$0.87	$1.35	$5.76	$5.38

Diluted shares attributable to common stockholders and participating securities	87,695	87,298	87,732	87,281
Estimated tax rates utilized	37.1%	36.8%	37.1%	36.8%

Adjusted net income and adjusted diluted earnings per share excludes the noted item because management believes this item affects the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP earnings because:

a) Management uses adjusted net income to evaluate the company's operational trends and performance relative to other oil and gas exploration and production companies.

b) Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Earnings per share are based on actual figures rather than the rounded figures presented.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
Net cash provided by operating activities	$347,395	$383,600	$1,619,365	$1,324,348
Change in operating assets and liabilities	(4,935)	(28,131)	14,847	63,840
Adjusted cash flow from operations	$342,460	$355,469	$1,634,212	$1,388,188

Management believes that the non-GAAP measure of adjusted cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of cash flow from operating activities.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Gas:
Total production (MMcf)	42,743	32,334	155,128	125,248
Daily production (MMcf)	465	352	425	343
Price (per Mcf) *	$3.95	$3.85	$4.43	$$3.76

Oil:
Total production (Bbls)	4,323,087	3,425,758	15,638,904	13,380,383
Daily production (Bbls)	46,990	37,237	42,846	36,659
Price (per Bbl)	$64.94	$92.34	$83.70	$$93.44

NGLs:
Total production (Bbls)	3,112,335	1,993,029	11,343,430	7,876,123
Daily production (Bbls)	33,830	21,663	31,078	21,578
Price (per Bbl) *	$25.32	$31.68	$33.14	$$29.36

*

Prior to 2014, our average realized prices for gas and NGLs were net of certain processing fees.  Beginning in 2014, these fees are no longer included in realized prices.  The resulting positive impact on gas prices for the three and twelve months ended December 31, 2014 was $0.06 per Mcf and $0.07 per Mcf, respectively.  The positive impact on NGL prices was $3.36 per Bbl and $3.54 per Bbl for the three and twelve months ended December 31, 2014, respectively.

PROVED RESERVES

	Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

December 31, 2013	1,293.5	108,533	92,044	2,497.0
Revisions of previous estimates	85.5	(1,039)	4,262	104.8
Extensions and discoveries	420.4	29,155	36,424	813.9
Purchase of reserves	88.2	1,383	6,186	133.6
Production	(155.1)	(15,639)	(11,343)	(317.0)
Sale of properties	(65.8)	(3,401)	(2,300)	(100.0)
December 31, 2014	1,666.7	118,992	125,273	3,132.3

Proved developed reserves
Year-end 2013	1,060.7	86,665	69,089	1,995.2
Year-end 2014	1,264.0	100,050	89,630	2,402.0

	2014	2013	% Change

Pre-tax PV-10 ($ in millions) **	$6,389.5	$5,200.6	23%
Standardized Measure ($ in millions)	$4,352.8	$3,598.9	21%

Average prices used in Standardized Measure
Gas Price per Mcf	$3.61	$3.01	20%
Oil price per barrel	$86.85	$92.74	-6%
NGL price per barrel	$28.23	$28.42	-1%

** Pre-tax PV-10% is a non-GAAP financial measure.  Pre-tax PV-10% is comparable to the standardized measure, which is the most directly comparable GAAP financial measure.  Pre-tax PV-10% is computed on the same basis as the standardized measure but without deducting future income taxes. As of December 31, 2014 and 2013, Cimarex's discounted future income taxes were $2,036.6 million and $1,601.7 million, respectively.  Cimarex's standardized measure of discounted future net cash flows was $4,352.8 million at year-end 2014 and $3,598.9 million at year-end 2013.  Cimarex believes pre-tax PV-10% is a useful measure for investors for evaluating the relative monetary significance of its oil and natural gas properties. Cimarex further believes investors may utilize its pre-tax PV-10% as a basis for comparison of the relative size and value of its reserves to other companies because many factors that are unique to each individual company impact the amount of future income taxes to be paid. However, pre-tax PV-10% is not a substitute for the standardized measure of discounted future net cash flows. Cimarex's pre-tax PV-10% and the standardized measure of discounted future net cash flows do not purport to present the fair value of its oil and natural gas reserves.

PROVED RESERVES BY REGION

	Gas	Oil	NGL	Total
	(Bcf)	(MBbls)	(MBbls)	(Bcfe)

Mid-Continent	1,280.2	27,791	89,621	1,984.7
Permian Basin	370.7	90,081	35,253	1,122.7
Other	15.8	1,120	399	24.9
	1,666.7	118,992	125,273	3,132.3

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
Acquisitions:
Proved	$125	$5	$138,508	$682
Unproved	314	30,915	111,225	36,396
	439	30,920	249,733	37,078

Exploration and development:
Land and Seismic	28,349	38,043	176,061	165,107
Exploration and development	421,241	340,843	1,704,961	1,400,388
	449,590	378,886	1,881,022	1,565,495

Sale proceeds:
Proved	(1,038)	(22,208)	(270,766)	(58,874)
Unproved	(38)	(1,588)	(175,341)	(2,629)
	(1,076)	(23,796)	(446,107)	(61,503)

	$448,953	$386,010	$1,684,648	$1,541,070

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

	(in thousands, except per share data)

Revenues:
Oil sales	$280,729	$316,333	$1,308,958	$1,250,212
Gas sales	168,791	124,553	687,930	471,045
NGL sales	78,813	63,142	375,941	231,248
Gas gathering and other, net	10,218	12,574	51,347	45,546
	538,551	516,602	2,424,176	1,998,051
Costs and expenses:
Depreciation, depletion, amortization and accretion	219,536	173,932	816,103	623,863
Production	91,994	71,757	342,304	286,742
Transportation, processing, and other operating	50,115	27,086	195,414	93,580
Gas gathering and other	7,700	7,566	35,113	25,876
Taxes other than income	29,339	28,693	128,793	112,732
General and administrative	23,637	20,050	81,160	77,466
Stock compensation	4,126	3,820	15,001	14,279
(Gain) loss on derivative instruments, net	(12,722)	1,442	(3,762)	209
Other operating (income) expense, net	82	(140,138)	116	(132,334)
	413,807	194,208	1,610,242	1,102,413

Operating income	124,744	322,394	813,934	895,638

Other (income) and expense:
Interest expense	20,093	12,698	68,617	50,926
Amortization of deferred financing costs	1,127	1,003	4,248	4,047
Capitalized interest	(10,055)	(7,649)	(35,925)	(31,517)
Other, net	(6,700)	(7,881)	(28,907)	(21,518)

Income before income tax	120,279	324,223	805,901	893,700
Income tax expense	44,487	117,396	298,697	329,011

Net income	$75,792	$206,827	$507,204	$564,689

Earnings per share to common stockholders:

Basic	$0.87	$2.37	$5.79	$6.48
Diluted	$0.86	$2.37	$5.78	$6.47

Dividends per share	$0.16	$0.14	$0.64	$0.56

Shares attributable to common stockholders:
Unrestricted common shares outstanding	85,679	85,288	85,679	85,288
Diluted common shares	85,773	85,426	85,810	85,409

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	87,601	87,161	87,601	87,161
Fully diluted shares	87,695	87,298	87,732	87,281

Comprehensive income:
Net income	$75,792	$206,827	$507,204	$564,689
Other comprehensive income:
Change in fair value of investments, net of tax	52	314	(87)	715
Total comprehensive income	$75,844	$207,141	$507,117	$565,404

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
Cash flows from operating activities:
Net income	$75,792	$206,827	$507,204	$564,689
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization and accretion	219,536	173,932	816,103	623,863
Deferred income taxes	44,083	118,085	298,293	329,700
Stock compensation	4,126	3,820	15,001	14,279
(Gain) loss on derivative instruments	(12,722)	1,442	(3,762)	209
Settlements on derivative instruments	13,656	244	7,641	(4,088)
Changes in non-current assets and liabilities	(567)	(150,317)	(2,440)	(141,215)
Amortization of deferred financing costs and other, net
	(1,444)	1,436	(3,828)	751
Changes in operating assets and liabilities:
Receivables, net	27,958	23,351	(35,133)	(64,780)
Other current assets	682	4,435	(25,428)	14,234
Accounts payable and other current liabilities	(23,705)	345	45,714	(13,294)
Net cash provided by operating activities	347,395	383,600	1,619,365	1,324,348
Cash flows from investing activities:
Oil and gas expenditures	(477,321)	(406,733)	(2,108,250)	(1,572,288)
Sales of oil and gas assets	(1,729)	23,796	449,981	61,503
Sales of other assets	235	409	8,413	31,661
Other capital expenditures	(13,827)	(17,256)	(90,611)	(51,913)
Net cash used by investing activities	(492,642)	(399,784)	(1,740,467)	(1,531,037)
Cash flows from financing activities:
Net bank debt borrowings	—	24,000	(174,000)	174,000
Proceeds from other long-term debt	—	—	750,000	—
Financing costs incurred	—	—	(11,616)	(100)
Dividends paid	(13,917)	(12,142)	(53,849)	(46,712)
Issuance of common stock and other	1,369	4,326	11,898	14,494
Net cash provided by (used in) financing activities	(12,548)	16,184	522,433	141,682
Net change in cash and cash equivalents	(157,795)	—	401,331	(65,007)
Cash and cash equivalents at beginning of period	563,657	4,531	4,531	69,538
Cash and cash equivalents at end of period	$405,862	$4,531	$405,862	$4,531

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	December 31,	December 31,
	2014	2013
Assets	(in thousands, except share data)
Current assets:
Cash and cash equivalents	$405,862	$4,531
Receivables, net	412,108	367,754
Oil and gas well equipment and supplies	89,780	66,772
Deferred income taxes	13,475	16,854
Derivative instruments	—	4,268
Other current assets	10,579	8,960
Total current assets	931,804	469,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	14,402,064	12,863,961
Unproved properties and properties under development, not being amortized
	759,149	585,361
	15,161,213	13,449,322
Less – accumulated depreciation, depletion and amortization	(8,257,502)	(7,483,685)
Net oil and gas properties	6,903,711	5,965,637
Fixed assets, net	211,031	146,918
Goodwill	620,232	620,232
Other assets, net	58,515	51,209
	$8,725,293	$7,253,135
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$138,051	$116,110
Accrued liabilities	447,384	412,495
Derivative instruments	—	389
Revenue payable	190,892	154,173
Total current liabilities	776,327	683,167
Long-term debt	1,500,000	924,000
Deferred income taxes	1,754,706	1,459,841
Other liabilities	193,628	163,919
Total liabilities	4,224,661	3,230,927
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued
	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 87,592,535 and 87,152,197 shares issued, respectively
	876	872
Paid-in capital	1,997,080	1,970,113
Retained earnings	2,501,574	2,050,034
Accumulated other comprehensive income	1,102	1,189
	4,500,632	4,022,208
	$8,725,293	$7,253,135

CONTACT: Cimarex Energy Co., Karen Acierno, 303-285-4957, www.cimarex.com